Exhibit 99.2

Vtesse, Inc.

Balance Sheets

	March 31,	December 31,
	2017 (Unaudited)	2016
Assets
Current assets:
Cash	$12,330,829	$14,369,690
Prepaid expenses and other current assets	443,996	155,995
Total current assets	12,774,825	14,525,685

Property and equipment, net	27,393	42,895
Intangibles, net	64,885	70,249
Escrows and other deposits	107,700	106,150
Total assets	$12,974,803	$14,744,979

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,522,446	$1,323,813
Accrued expenses and other current liabilities	6,997,352	498,136
Total current liabilities	8,519,798	1,821,949

Other noncurrent liabilities	-	-
Total liabilities	8,519,798	1,821,949

Stockholders’ equity:
Series A convertible preferred stock; 42,547,398 shares authorized, 42,547,395 shares issued and outstanding at March 31, 2017, 38,815,048 shares issued and 3,732,350 shares outstanding at December 31, 2016	42,445,777	38,713,430
Common stock – $0.001 par value; 61,097,790 shares authorized, 10,040,000 shares issued and outstanding at March 31, 2017, and December 31, 2016	10,040	10,040
Additional paid-in capital	286,076	243,035
Accumulated deficit	(38,286,888)	(26,043,475)
Total stockholders’ equity	4,455,005	12,923,030
Total liabilities and stockholders’ equity	$12,974,803	$14,744,979

See accompanying notes.

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Vtesse, Inc.

Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$-	$-

Operating expenses:
Research and development	3,772,836	1,973,784
General and administrative	8,469,255	933,652
Total operating expenses	12,242,091	2,907,436

Loss from operations	(12,242,091)	(2,907,436)

Other expense, net	(1,322)	(941)
Net loss	(12,243,413)	(2,908,377)
Comprehensive loss	$(12,243,413)	$(2,908,377)

See accompanying notes.

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Vtesse, Inc.

Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(12,243,413)	$(2,908,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,962	10,963
Share-based compensation expense	43,041	32,905
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(288,001)	(91,383)
Escrows and other deposits	(1,550)	-
Accounts payable and accrued expenses	6,700,940	(1,035,258)
Net cash used in operating activities	(5,778,021)	(3,991,150)

Investing activities
Property and equipment transactions	9,904	-
Net cash provided by investing activities	9,904	-

Financing activities
Payments on tenant improvement obligation	(3,091)	(2,975)
Proceeds from equity offerings, net	3,732,347	(10,506)
Net cash provided by (used in) financing activities	3,729,256	(13,481)

Net decrease in cash	(2,038,861)	(4,004,631)
Cash, beginning of period	14,369,690	7,157,897
Cash, end of period	$12,330,829	$3,153,266

See accompanying notes.

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Vtesse, Inc.

Notes to Financial Statements

March 31, 2017

1. Business Organization and Basis of Presentation

Description of the Business

Vtesse, Inc. (Vtesse or the Company), incorporated under the laws of the state of Delaware on June 11, 2014, is a rare disease drug development company that is organized for the purpose of developing new drug treatments to aid patients with Niemann-Pick Disease Type C (NPC) and other lysosomal storage diseases (LSDs). Vtesse has a subsidiary, Vtesse Europe Ltd., that was incorporated under the laws of England and Wales on October 2, 2014. Vtesse is the sole owner of all the capital stock of Vtesse Europe, Ltd., which has not commenced any material operations.

The results of operations for 2016, as compared to 2015, reflect the further advancement of VTS-270, the Company’s leading drug candidate. In addition, VTS-270 was designated as a breakthrough therapy by the Food and Drug Administration (FDA, United States) and as a promising innovative medicine by the Medicines and Healthcare products Regulatory Agency (MHRA, United Kingdom) in 2016.

Basis of Presentation

In the opinion of the Company’s management, all adjustments, consisting only of normal recurring adjustments or accruals, considered necessary for a fair presentation have been included. The results of the Company’s operations for any interim period are not necessarily indicative of the results that may be expected for any other interim period or for a full fiscal year.

2. Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

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Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of an interest-bearing cash account. The Company places its cash with a high-credit-quality financial institution in the United States. These deposits and funds may be redeemed upon demand and bear minimal risk. The Company does not anticipate any losses with such cash balances.

During the periods ended March 31, 2017 and 2016, the Company maintained a cash balance that was in excess of the amounts insured by the Federal Deposit Insurance Corporation (FDIC). FDIC insurance limits are currently $250,000 for all cash deposit accounts.

Fair Value of Financial Instruments

The carrying amounts of cash and accounts payable approximate fair value due to the short-term nature of these instruments.

Cash and Cash Equivalents

The Company considers cash on deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The term cash, as used in the accompanying financial statements, includes currency on hand. The Company did not have any cash equivalents as of March 31, 2017 and 2016.

The Company did not make any cash payments for income taxes during the periods ended March 31, 2017 and 2016.

Escrow and Other Deposits

The Company is in the enrollment phase of drug development that requires the Company to support patient travel to clinical trial centers. The Company has fulfilled this through an available balance, which increased to $250,000 during 2015, on a credit card with Silicon Valley Bank (SVB). Due to the size of the business, SVB MasterCard BusinessCard required an escrow deposit of $100,000 during the periods ending March 31, 2017 and December 31, 2016. The entire escrow deposit will be returned to the Company upon termination of the agreement as long as SVB MasterCard BusinessCard is paid in full. In addition, at the discretion of SVB MasterCard BusinessCard, the escrow deposit may be refunded earlier than at termination.

Leases

The Company categorizes leases at their inception as either operating or capital. Certain lease agreements may contain provisions related to tenant improvement allowances, whereby the landlord reimburses the Company for improvements up to the provided allowance amounts in the form of a loan. The Company capitalizes leasehold improvements as property and equipment and depreciates the assets beginning on the in-service date.

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Property and Equipment

Property and equipment are stated at cost. Upon retirement or disposition of an asset, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of operations and comprehensive loss. Repairs and maintenance are expensed as incurred.

Property and equipment are depreciated on a straight-line basis with the following useful lives:

Furniture and fixtures	7 years
Computer equipment	5 years
Leasehold improvements	Shorter of the asset life or the remaining lease term, which is 3 years

Intangible Assets

Intangible assets purchased by the Company are stated at cost. The useful lives of intangible assets are based upon the period over which the Company expects to benefit from their use.

The Company amortizes intangible assets on a straight-line basis, which the Company believes is the pattern in which it expects to receive economic benefits from such intangible assets, over the estimated useful lives as follows:

Domain names	5 years
Websites	5 years
Software	3 years

Impairment of Long-Lived Assets

The Company periodically assesses the recoverability of the carrying value of its long-lived assets in accordance with the provisions of the Accounting Standards Codification (ASC) 360, Property, Plant, and Equipment. ASC 360 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by comparing the carrying value of the asset to its future undiscounted cash flows. If the future undiscounted cash flows exceed carrying value, then the Company determines the fair value of the underlying asset. Any impairment to be recognized is measured by the amount that the carrying amount of the asset exceeds the estimated fair value of the asset. For the periods ended March 31, 2017 and December 31, 2016, the Company did not identify any indicators of impairment for its long-lived assets.

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Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses include costs related to employee compensation, preclinical studies and clinical trials, manufacturing, supplies, outsource testing, consulting expenses to support these activities, and depreciation and other facilities-related expenses.

Accounting for Share-Based Compensation

Share-based payments are accounted for in accordance with the provisions of ASC 718, Compensation – Stock Compensation. The fair value of share-based payments is estimated on the date of grant using the Black-Scholes-Merton option pricing model (Black-Scholes Model). The resulting fair value is recognized over the requisite service period, which is generally the vesting period of the option. For awards with graded vesting, the Company recognizes expense using the straight-line method.

The Company has elected to use the Black-Scholes Model to determine the fair value of share-based awards. Valuation of stock awards requires management to make assumptions and to apply judgment to determine the fair value of the awards. These assumptions and judgments include estimating the fair value of the Company’s common stock, future volatility of the Company’s stock price, dividend yields, future employee turnover rates, and future employee stock option exercise behaviors. Changes in these assumptions can affect the fair value estimate.

A discussion of management’s methodology for developing some of the assumptions used in the Black-Scholes Model follows:

Fair Value of Common Stock – Given the lack of an active public market for its common stock, the Company engages an independent valuation firm to determine the fair value of its common stock. In the absence of a public trading market, the Company believes that it is appropriate to consider a range of factors to determine the fair market value of the common stock at each valuation date. In determining the fair value of its common stock, the Company uses methodologies, approaches, and assumptions consistent with the American Institute of Certified Public Accountants (AICPA) Audit and Accounting Practice Aid Series: Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the AICPA Practice Guide. In addition, the Company considers various objective and subjective factors, along with input from its independent third-party valuation firm. The factors include (1) the achievement of operational milestones by the Company; (2) the risks associated with the Company’s stage of growth; (3) capital market conditions for manufacturing companies, particularly similarly situated, privately held companies; (4) the Company’s available cash, financial condition, and results of operations; and (5) recent equity financings.

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2. Summary of Significant Accounting Policies (continued)

Risk-Free Interest Rate – The risk-free interest rate for options is determined by using U.S. Treasury rates for the expected term of option, which is discussed further below.

Expected Dividend Yield – The dividend yield is based on distributions expected to be paid over the expected term of the option. The Company does not currently plan to make distributions.

Expected Volatility – The expected volatility is based on the results of a study of similar guideline companies in the Company’s peer group with publicly available historical information. The Company’s historical volatility was not used, as the Company is not public and does not have sufficient historical information to develop reasonable expectations about future volatility.

Expected Term – The expected term is the period of time for which the share-based options are expected to be outstanding. Given the lack of historic exercise data, the expected term is determined using the simplified method, which is defined as the midpoint between the vesting date and the end of the contractual term.

Expected Forfeiture Rate – The forfeiture rate is the estimated percentage of options granted that is expected to be forfeited or cancelled on an annual basis before becoming fully vested. The Company estimates the forfeiture rate based on historical forfeiture data. Under ASC 718, the cumulative amount of compensation cost recognized for instruments classified as equity that ordinarily would result in a future tax deduction under existing tax law shall be considered to be a deductible difference in applying ASC 740, Income Taxes. The deductible temporary difference is based on the compensation cost recognized for financial reporting purposes; however, these provisions currently do not impact the Company, as all the deferred tax assets have a full valuation allowance.

Since the Company had net operating loss (NOL) carryforwards as of March 31, 2017 and December 31, 2016, no excess tax benefits for the tax deductions related to share-based awards were recognized in the statements of operations and comprehensive loss.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

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Management uses a recognition threshold and a measurement attribution for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return, as well as guidance on derecognition, classification, interest and penalties, and financial statement reporting disclosures. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. In the ordinary course of business, transactions occur for which the ultimate outcome may be uncertain. Management does not expect the outcome related to accrued uncertain tax provisions to have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company did not have any amounts accrued relating to interest and penalties as of March 31, 2017 or December 31, 2016.

Fair Value Measurements

The Company accounts for recurring and nonrecurring fair value measurements in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value, establishes a fair value hierarchy for assets and liabilities measured at fair value, and requires expanded disclosures about fair value measurements. The fair value hierarchy ranks the quality of reliability of inputs, or assumptions, used in determining fair value and requires assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:

•	Level 1 – Fair value is determined by using unadjusted quoted prices that are available in active markets for identical assets and liabilities.

•	Level 2 – Fair value is determined by using inputs other than Level 1 quoted prices that are directly or indirectly observable. Inputs can include quoted prices for similar assets and liabilities in active markets or quoted prices for identical assets and liabilities in inactive markets. Related inputs can also include those used in valuation or other pricing models that can be corroborated by observable market data.

•	Level 3 – Fair value is determined by inputs that are unobservable and not corroborated by market data. Use of these inputs involves significant and subjective judgments to be made by a reporting entity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level of input that is significant to the fair value measurement in its entirety.

The Company evaluates financial assets and liabilities subject to fair value measurements to determine the appropriate level at which to classify them each reporting period. This determination requires the Company to make subjective judgments as to the significance of inputs used in determining fair value and where such inputs fall within the fair value hierarchy. The Company did not have any financial assets or liabilities measured at fair value on a recurring or nonrecurring basis at March 31, 2017 and December 31, 2016.

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3. Property and Equipment

Property and equipment consisted of the following:

	March 31 2017	December 31 2016

Computers and equipment	$9,536	$9,536
Leasehold improvements	57,685	57,685
Furniture and fixtures	8,805	18,709
Total property and equipment	76,026	85,930

Less: accumulated depreciation	(48,633)	(43,035)
Property and equipment, net	$27,393	$42,895

Depreciation expense for the periods ended March 31, 2017 and 2016, was $5,598 and $5,598, respectively, which is included in general and administrative expenses in the statements of operations and comprehensive loss.

4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31 2017	December 31 2016

Accrued payroll	$84,972	$331,447
Accrued expenses	6,902,774	65,476
Other current liabilities	9,606	101,213
Total	$6,997,352	$498,136

5. Convertible Preferred Stock, Common Stock, and Stockholders’ Equity

On December 5, 2014, the Company entered into a Series A Preferred Stock Purchase Agreement with certain investors. In connection with the financing, the Company issued an aggregate of the 5,105,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $5.1 million (First Tranche). On June 1, 2015, the Company issued 10,121,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $10.1 million (Second Tranche). In addition, 40,000 shares of Series A Preferred Stock were converted into common stock during the year ended December 31, 2015. On April 13, 2016, the Company issued 10,121,999 shares of Series A Preferred Stock, at a price of $1.00 per share, for aggregate proceeds of $10.1 million (Third Tranche). During the period between December 20, 2016 and December 31, 2016, the Company effectively issued 13,505,051 shares, for aggregate proceeds of $13.5 million (Fourth Tranche). During January 1 thru January 10 of 2017, the Company effectively issued 3,732,347 shares, for aggregate proceeds of $3.7 million.

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Voting Rights and Dividends

Holders of preferred stock are entitled to the number of votes equal to the number of common shares due the holder, if converted. Holders of preferred stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends when funds are legally available and declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

The holders of the Series A Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of 8% of the Series A original issue price ($1.00 per share) per annum, when, as, and if declared by the Board of Directors. No dividends have been declared by the Board of Directors during the three months ended March 31, 2017.

Liquidation

In the event of liquidation, dissolution, or winding up of the Company, the holders of common shares shall rank junior to holders of Series A Preferred Stock. Holders of Series A Preferred Stock shall receive an amount per share equal to $1.00, plus any dividends declared but unpaid thereon, which approximates $42.4 million at March 31, 2017.

Conversion

The Series A Preferred Stock is convertible into common shares at the election of the stockholder at any time. The number of shares of common stock that a holder of Series A convertible preferred stock will receive is equal to the number of shares of the preferred stock multiplied by the respective conversion rate. The initial conversion rate for the Series A Preferred Stock was 1:1. All outstanding shares of Series A Preferred Stock shall automatically convert to shares of common stock upon an initial public offering of at least $50 million with a per share price of at least $5.00. At March 31, 2017, the preferred stock was convertible into 42.4 million shares of common stock.

6. Research and License Agreements

In December 2014, the Company entered into an exclusive patent license agreement (the License Agreement) with the National Institute of Health (NIH) for certain patents covering the use of 2-hydroxypropyl-b-cyclodextrin and d-tocopherol held by the NIH, as well as the Orphan Drug Designations awarded to the NIH by the FDA and European Medicines Agency (EMA) for the treatment of NPC. Under the terms of the License Agreement, the Company will owe an up-front license fee, reimbursements for patent costs, as well as milestones and royalties that depend on the product that is commercialized. License fee and reimbursements for patent costs are expensed as research and development and were zero and $37,066 for the three months ended March 31, 2017 and 2016, respectively.

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In December 2014, the Company also entered into a Collaborative Research and Development Agreement (CRADA) with the Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD) and National Center for Advancing Translational Sciences (NCATS) to advance research on the use of VTS-270 to treat LSDs, alone or in combination with delta-tocopherol or its derivatives. Under the terms of the CRADA, the Company will fund certain pre-clinical and clinical studies conducted at NCATS and NICHD. Under this CRADA, the NICHD, NCATS, and the Company will advance 2-hydroxypropyl-β-cyclodextrin, d-tocopherol and tocopherol derivatives for the treatment of lysosomal storage diseases, including NPC. The work is focused on clinical development and pre-clinical research of single and combination treatments, including assessment of drug safety, tolerability, and efficacy, and will be conducted at NICHD, and NCATS laboratories, as well as sites designated by the Company. Costs are expensed as research and development and were $78,000 and $117,000 for the three months ended March 31, 2017 and 2016, respectively, related to the CRADA.

7. Income Taxes

The Company has federal and state net operating loss carryforwards of $38.2 million, and $26.0 million, as of March 31, 2017 and December 31, 2016, respectively, for income tax purposes, which will be available to offset future taxable income. If not used, a portion of these carryforwards will expire starting 2035.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets relate primarily to a net operating loss carryforward, and its deferred tax liabilities relate to accelerated depreciation for tax purposes.

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the net deferred tax asset depends primarily on the generation of future taxable income during the periods in which the NOL carryforwards are available. The Company considers projected future taxable income, the scheduled reversal of deferred tax items and available tax planning strategies that can be implemented by the Company in making this assessment. The Company determined that a full valuation allowance against its net deferred tax assets was appropriate as of March 31, 2017 and December 31, 2016.

The Company’s tax attributes, including net operating losses and credits, are subject to any ownership changes as defined under Internal Revenue Code Sections 382 and 383. A change in ownership could affect the Company’s ability to utilize its net operating losses. As of March 31, 2017, the Company does not believe that an ownership change has occurred.

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The Company had no uncertain tax positions requiring recognition at March 31, 2017 and December 31, 2016. The Company files income tax returns in the U.S. federal jurisdiction and in the state of Maryland. The Company’s federal and state income tax returns for tax years 2014 and after remain subject to examination by the U.S. Internal Revenue Service and the state authority.

8. Related Parties

Cydan Development, Inc. (Cydan) is under common control with the same investors that control the Company. As such, Cydan is considered an affiliate of the Company. On May 20, 2014, the Company engaged Cydan to provide due-diligence and start-up activities to the Company. There were no related-party transactions in three months ended March 31, 2017 and March 31, 2016.

9.	Subsequent Event

On March 31, 2017, Vtesse entered into a merger agreement with Sucampo Pharmaceuticals Inc. (Sucampo), and on April 3, 2017, Vtesse was acquired by Sucampo for upfront consideration of $200.0 million. The acquisition was funded through the issuance of 2,782,676 shares of Sucampo Class A common stock and $170.0 million cash. As part of the merger a change of control contract clause with NIH initiated a $3.0 million payment to NIH. The $3.0 million payment is reflected in Accrued Expenses and Other Current Liabilities and General & Administrative Expenses within the accompanying financial statements.

Subsequent events were evaluated through May 22, 2017, which is the date the financial statements were made available for issuance.

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